Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Altria Client Services

Media Relations

(804) 484-8897

Debra J. Kelly-Ennis Elected to Altria's Board of Directors

RICHMOND, Va. (February 26, 2013) - Altria Group, Inc. (Altria) (NYSE:MO) today announced that its Board of Directors (Board) elected Debra J. Kelly-Ennis to the Board. With the addition of Ms. Kelly-Ennis, Altria's Board increases from eleven to twelve directors.
Ms. Kelly-Ennis was president and chief executive officer of Diageo Canada, Inc., a subsidiary of Diageo plc, a global spirits, wine and beer company, from 2008 to June 2012. From 2005 to 2008, she was chief marketing officer for Diageo North America, Inc., another subsidiary of Diageo plc. Ms. Kelly-Ennis has also held marketing, sales and general management positions with RJR/Nabisco, Inc., The Coca-Cola Company, General Motors Corporation and Grand Metropolitan PLC. She is a member of the Board of Directors of Carnival Corporation, Carnival plc and PulteGroup, Inc. She also serves on the Board of Directors of Dress for Success Worldwide.
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